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                                                                    Exhibit 5(e)

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The Travelers Insurance Company                                                                           Master Application for
The Travelers Life and Annuity Company                                                           Group Deferred Variable Annuity
One Cityplace . Hartford, CT 06103-3415

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Owner Information
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Name                                                                   Taxpayer ID Number

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Street Address                                                         City, State, Zip

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Type of Plan (Please check only one)
[ ] TSA               [ ] 457 Def Comp Plan                            [ ] IRA Rollover
[ ] TSA ERISA         [ ] Pension/Profit Sharing Plan                  [ ] Other_____________
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Is Record Keeping by the Home Office of the Company requested? [ ] Yes  [ ] No
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Special Requests

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Replacement Information
Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policy or annuity contract in this or any other company? [ ] Yes [ ] No

If yes, provide the information below. Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms, which may also be required if there is an existing policy/contract and replacement is involved.

Insurance Company Name: _____________________________  Contract Number: ______________________
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Disclosure & Acknowledgment
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NOTICE OF INSURANCE FRAUD: The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to and read the fraud warning statement for your state as indicated below. Your signature(s) below confirms that you have read the applicable warning for your state.

Arkansas, Colorado, Washington D.C., Kentucky, Louisiana, Maine, New Mexico, Ohio, and Virginia: Any person who knowingly presents false, fraudulent, incomplete, or misleading information in a claim for payment of a loss or benefit or in an application for insurance may be guilty of a crime and subject to criminal and civil penalties and denial of benefits.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to civil and criminal penalties.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the process of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

TRUST AS OWNER: In Nonqualified situations, if the owner is a trust, I/we hereby certify that the trust is solely for the benefit of a natural person and not a Deferred Compensation Plan.

I/We understand the contract will take effect when the first purchase payment is received and the application is approved in the
Home Office of the Company. I understand that annuity payments and termination values provided by this contract are variable and are not guaranteed as to a fixed dollar amount. No representative is authorized to make changes to the contract or application.

I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Owner's Signature                                   City, State Where Signed    (REQUIRED)             Date

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L-22534                                                                                                 Order # L-22534
                                                                                                      1 of 2; Rev. 7/05
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Representative Use Only
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License # (Florida Only)

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Broker/Dealer                                    Select One: [ ] A  [ ] B  [ ] C

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L-22534                                                                                                Order # L-22534
                                                                                                     2 of 2; Rev. 7/05
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